                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         LXR Biotechnology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [LXR LETTERHEAD]

                                  MAY   , 1998

To Our Stockholders:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of LXR Biotechnology Inc. to be held at the Company's offices at 1401 Marina Way South, Richmond, California, on Thursday June 11, 1998, at 10:00 a.m. P.D.T.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          L. David Tomei
                                          Chairman of the Board
                                          of Directors

                             LXR BIOTECHNOLOGY INC.
                             1401 MARINA WAY SOUTH
                           RICHMOND, CALIFORNIA 94804
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     Notice is hereby given that the annual meeting of the Stockholders of LXR Biotechnology, Inc. a Delaware corporation ("LXR" or the "Company"), will be held at 1401 Marina Way South, Richmond, California 94804 on Thursday, June 11, 1998, at 10:00 a.m. P.D.T. for the following purposes:

     1. To elect eight directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

          L. David Tomei                Neil Flanzraich
          John Kane                     Brian Brookover
          Eugene Eidenberg              G. Kirk Raab
          William R. Hambrecht          Kenneth R. McGuire

     2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,200,000 shares, from 1,849,850 shares to 3,049,850 shares.

     3. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of the Company's authorized shares of Common Stock from 45 million shares to 60 million shares.

     4. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Company for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 22, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Shelli Geer
                                          Chief Financial Officer and Secretary

Richmond, California
May   , 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                             LXR BIOTECHNOLOGY INC.
                             1401 MARINA WAY SOUTH
                               RICHMOND, CA 94804
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of LXR Biotechnology Inc., a Delaware corporation (the "Company" or, "LXR") for use at the annual meeting of stockholders of the Company to be held on Thursday, June 11, 1998 at 10:00 a.m., P.D.T., or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at 1401 Marine Way South, Richmond, California. The Company's telephone number is (510) 412-9100.

     These proxy solicitation materials together with the Company's 1997 Annual Report are being mailed on or about May 11, 1998, to all stockholders of record on April 22, 1998.

RECORD DATE

     Stockholders of record at the close of business on April 22, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting. At the
Record Date, approximately [               ] shares of the Company's Common
Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the Proxy being revoked, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Only holders of the Company's Common Stock are entitled to one vote for each share held as of the record date, and do not have cumulative voting rights.

     The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

     The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the meeting, stockholders will elect members of the Company's Board of Directors (the "Board") to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director's earlier resignation or removal. The size of the Board is presently set at eight members. Accordingly, eight nominees will be elected at the Meeting to be the eight directors of the Company. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the eight nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS/NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                DIRECTOR                       DIRECTOR
           NAME OF NOMINEE             AGE                PRINCIPAL OCCUPATION                  SINCE
           ---------------             ---                --------------------                 --------
L. David Tomei, Ph.D. ...............  53     Chief Executive Officer of the Company and         1996
                                              Chairman of the Board of Directors

Eugene Eidenberg(2)(3)...............  58     Independent Consultant                             1994

Neil Flanzraich(3)...................  54     Attorney                                           1997

Brian Brookover(2)...................  35     Portfolio Manager of Grace Brothers Ltd.           1998

G. Kirk Raab(1)(2)(3)................  62     Independent Consultant                             1998

Kenneth R. McGuire(2)................  56     President of Burbank Aeronautical Corp.            1997

William R. Hambrecht(1)..............  62     President of W.R. Hambrecht & Co., LLC             1998

John Kane(1).........................  59     President and Chief Operating Officer of           1998
                                              Cardinal Health, Inc.

---------------
(1) Current member of the Audit Committee.

(2) Current member of the Compensation Committee.

(3) Current member of the Nominating Committee.

     L. David Tomei, Ph.D. has been Chief Executive Officer of the Company since November 1995 and a director since January 1996 and Chairman of the Board of Directors since August, 1997. From November 1995 until October 1996, Dr. Tomei was President of the Company. From July 1995 to November 1995, Dr. Tomei was Acting President and Chief Executive Officer of the Company. Dr. Tomei served as Executive Vice President, Cell Biology of the Company from September 1992 to July 1995, and was a director of the Company from October 1992 until April 1993. Before joining the Company, Dr. Tomei was a research scientist at Ohio State University from September 1981 until October 1992. Dr. Tomei received a B.S. in biology and philosophy from Canisius College, an MS in biochemistry from the State University of New York, Roswell Park Memorial Institute Division, and a Ph.D. in biochemical pharmacology from the State University of New York at Buffalo.

     Eugene Eidenberg was Chairman of the Board of Directors from October 1994 to August 1997. Since 1995, Mr. Eidenberg has served as Advisory Director of Hambrecht & Quist LLC in San Francisco, an investment banking firm. In addition, he is a director of Global Village Communications, Inc. of Sunnyvale, California. Mr. Eidenberg held senior positions in the federal government, serving as Secretary to the Cabinet and Assistant to the President during the Carter Administration. Mr. Eidenberg has a B.A. in political science from the University of Wisconsin and M.A. and Ph.D. degrees in political science from Northwestern University.

     Neil Flanzraich is currently a Shareholder and Chairman of the Life Sciences Group of the law firm of Heller Ehrman White & McAuliffe. Mr. Flanzraich was General Counsel, Senior Vice President and Secretary of Syntex (U.S.A.), Inc. a subsidiary of Roche Holding Ltd., from January 1995 to August 1995, General Counsel from January 1992 to December 1994, Co-General Counsel from August 1987 through January 1992, and Senior Vice President from June 1981 to December 1994 of Syntex Corporation, a pharmaceutical company acquired by Roche Holding Ltd. at the end of 1994. Mr. Flanzraich also has been a Director of Whitman Educational Group, Inc., an operator of degree and non-degree granting post-secondary schools, since 1997. Mr. Flanzraich received his J.D. from Harvard Law School, and his A.B. from Harvard College.

     Brian D. Brookover has been a Portfolio Manager of Grace Brothers, Ltd., a private investment management firm, which holds approximately 18% of the outstanding Common Stock of the Company since January 1996. Mr. Brookover also serves on the Board of Bell Geospace, Inc., a geophysical services company based in Houston, Texas. He holds a B.S. from University of Pennsylvania's Wharton School.

     G. Kirk Raab served Genetech, Inc. as President, Chief Operating Officer and Director from 1985 to 1990, and Chief Executive Officer until 1995. Prior to that, he was President, Chief Operating Officer and Director of Abbott Laboratories. Mr. Raab currently serves as Chairman of Oxford GlycoSciences, Ltd., Sharman Pharmaceuticals, Inc. and Connectics Corporation. He also serves on the Board of Bridge Medical Inc., Accumetrics Inc. and Applied Imaging Inc. He holds a B.A. from Colgate University.

     Kenneth R. McGuire is President of Burbank Aeronautical Corporation, presently the largest independent supplier of noise suppression equipment to the commercial airline industry, which he founded in 1988. Mr. McGuire is also a principal stockholder in a number of biotechnology companies including Neoprobe Corporation, Molecular Geriatrics Corporation and Third Wave Technologies, Inc. Mr. McGuire has a B.S. in engineering physics from the United States Naval Academy and a J.D. from Columbia University School of Law.

     William R. Hambrecht is currently President of W.R. Hambrecht & Co., LLC, an entrepreneurial investment firm in San Francisco. Mr. Hambrecht also served as Chairman of Hambrecht & Quist, an investment banking firm specializing in high-growth technology companies, with whom he co-founded with George Quist in 1968. Mr. Hambrecht also serves on the Board of Directors of Adobe Systems Inc., Calyx and Corolla. He received his B.A. from Princeton University.

     John C. Kane is currently President and Chief Operating Officer of Cardinal Health, Inc., and has served in that capacity since 1993. Mr. Kane held a number of responsible operations and management positions at Abbott Laboratories from 1974 to 1993, including Vice President of their Puerto Rico operations, Vice President, Agriculture and Chemical Products Division. Most recently, he served as President of the Ross Laboratories Division in Columbus, Ohio. Mr. Kane also serves on the Board of Connectics Corporation. He holds a B.S. from West Chester State College.

REQUIRED VOTE

     The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

                                 PROPOSAL NO. 2

                APPROVAL OF AMENDMENT TO 1993 STOCK OPTION PLAN

     The Company's Board of Directors approved amendments to the Company's 1993 Stock Option Plan (the "Stock Option Plan") to increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan by 1,200,000 shares (representing less than 5% of the Company's outstanding Common

Stock), from 1,849,850 shares to 3,049,850 shares. Stockholder approval of this amendment is being sought (i) for the purpose of qualifying options to purchase any of such 1,200,000 shares as incentive stock options (ISOs), as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) in accordance with the rules of the American Stock Exchange, to permit listing on that exchange any of such shares purchased by officers, directors or key employees whether or not the Company could otherwise obtain listing without such approval. Since there are currently only 59,347 shares remaining available for as ISOs issuance under the Stock Option Plan, the Board believes that adding shares to the Stock Option Plan is necessary to permit the Company to continue to attract and retain quality employees by providing them with appropriate equity incentives and to remain competitive in the industry.

     The Stock Option Plan was adopted by the Board in May 1993 and approved by the Company's stockholders in August 1993. In April 1995, the Board amended the Stock Option Plan to increase the number of shares of the Company's Common Stock authorized for issuance under the Stock Option Plan from 449,850 to 749,850, and the Company's stockholders approved the amendment at the 1995 Annual Meeting of Stockholders in June 1995. In February 1996, the Board amended the Stock Option Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder from 749,850 to 1,049,850, and the Company's stockholders approved that amendment at the 1996 Annual Meeting of Stockholders in June 1996. In February 1997, the Board amended the Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 1,049,850 to 1,849,850 and the Company's stockholders approved that amendment at the 1997 Annual Meeting of Stockholders. In March 1998 the Board approved an increase in the number of shares available for issuance under the Stock Option Plan from 1,849,850 to 3,049,850 that is the subject of this solicitation, however, none of the additional shares may be issued as ISOs until stockholder approval has been obtained.

     Set forth below is a summary of the principal features of the Stock Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Stock Option Plan. The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Stock Option Plan. Any such request should be directed as follows: Secretary, LXR Biotechnology Inc., 1401 Marina Way South, Richmond, California 94804; telephone number (510) 412-9100; facsimile (510) 412-9109.

     PURPOSE. The purpose of the Stock Option Plan is to provide equity incentives to assist the Company in recruiting and retaining qualified employees, officers, directors, consultants, independent contractors and advisers by granting to such persons options to purchase shares of the Company's Common Stock.

     NUMBER OF SHARES. The maximum number of shares that may be issued pursuant to options granted under the Stock Option Plan is 3,049,850 shares; provided, no more than 1,849,850 of such shares may be issued pursuant to ISOs unless the proposed amendment is approved by the stockholders.

     ADMINISTRATION. The Stock Option Plan provides that it may be administered by the Board or a committee appointed by the Board. Currently, the Stock Option Plan is administered by the Compensation Committee, the members of which are appointed by the Board. The Compensation Committee currently consists of Messrs. McGuire, Eidenberg, Raab, and Brookover, who are members of the Board and are "non-employee directors" as that term is defined in the rules promulgated under the Exchange Act. Other than as disclosed in this Proxy Statement, members of the Compensation Committee have no material relationships with the Company, its employees or its affiliates. Subject to the terms of the Stock Option Plan, the Committee determines the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and the dates of grants; provided, however, that the Committee has delegated to the Company's Chief Executive Officer certain limited authority with respect to the grant of options to persons who are not (a) officers or directors of the Company or (b) persons whose transactions in the Company's Common Stock are subject to Section 16(b) of the Exchange Act. The Committee also has the authority to construe and interpret any of the provisions of the Stock Option Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees. Because grants under the Stock Option Plan are made at the discretion of the Committee or, under certain circumstances within preset limitations approved by the Board or the Committee, the Chief Executive Officer, future grants under the Stock Option Plan are not determinable. Options may be granted under the Stock Option Plan until May 2003.

     ELIGIBILITY. All employees, officers, directors, consultants, independent contractors and advisers of the Company or any parent, subsidiary or affiliate of the Company are eligible to receive option grants under the Stock Option Plan. On March 31, 1998, approximately 63 employees were eligible to receive options under the Stock Option Plan.

     Both ISOs and nonqualified stock options ("NQSOs") may be granted under the Stock Option Plan. The Stock Option Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Stock Option Plan.

     VESTING. Subject to the provisions of the Stock Option Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability under the Stock Option Plan. Options granted under the Stock Option Plan on or after March 11, 1996 generally vest as to 25% of the shares after one year and as to 2.083% of the shares monthly thereafter for three additional years. Options granted under the Stock Option Plan before March 11, 1996 generally vest as to 20% of the shares after one year and as to 1.667% of the shares monthly thereafter for four additional years.

     EXERCISE PERIOD. Options granted under the Stock Option Plan must be exercised within ten years of the option grant date (or such shorter time as may be specified in the grant evidencing the option), except that an ISO granted to a person owing ten percent or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "Ten Percent Stockholder") must be exercised within five years of the option grant date (or such shorter time as may be specified in the grant evidencing the option).

     EXERCISE PRICE. The Committee, or Chief Executive Officer, as applicable, determines the exercise price of each option granted under the Stock Option Plan. The exercise price must be at least equal to the Fair Market Value (as defined in the Stock Option Plan and determined as the closing price of the Company's Common Stock on the American Stock Exchange on the last trading day before the date of grant) per share of the Company's Common Stock on the date the option is granted, except that the exercise price of an option granted to a Ten Percent Stockholder must be at least equal to 110% of the fair market value per share on the date of grant. On April 3, 1998, the Fair Market Value of the Company's Common Stock was $3.4375 per share.

     PAYMENT OF EXERCISE PRICE. To exercise an option, the optionee must deliver to the Company an executed exercise notice and full payment for the shares being purchased. With respect to all options under the Stock Option Plan as currently in effect, payment may be made in cash or, where approved by the Committee in its sole discretion and where permitted by law, by other specified forms of payment.

     TERMINATION OF OPTIONS. Under the Stock Option Plan, if an optionee's association with the Company is terminated for any reason other than death or disability, any outstanding option, to the extent (and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within the 90 days after such termination (or such shorter time as may be specified in the grant evidencing the option), but in no event later than the expiration date of the option. A longer exercise period may apply in the event of termination of an optionee's association with the Company because of the optionee's death or disability. If an option granted pursuant to the Stock Option Plan expires or terminates for any reason without being exercised in whole or in part, the shares thereby released from such option will again become available for grant and purchase under other options subsequently granted under the Stock Option Plan.

     ADJUSTMENT OF OPTION SHARES. If the Company issues additional securities to raise capital or otherwise where consideration is received for the shares, no adjustment is required in the number of shares or the exercise price per share for outstanding options under the Stock Option Plan. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the Company's assets are distributed, without consideration, to the stockholders of the Company in a spin-off or similar transaction, the number of shares of Common Stock available for option grants under the Stock Option Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted, subject to any required action by the Board or stockholders of the Company.

     ASSUMPTION OR SUBSTITUTION OF OPTIONS; EXPIRATION OF OPTIONS NOT ASSUMED OR SUBSTITUTED. Under the Stock Option Plan, in the event of (i) a merger or consolidation in which the Company is not the surviving corporation (with certain exceptions), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for an acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding options may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to optionees as was provided to stockholders (after taking into account the existing provisions of the optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by an optionee as a result of the exercise of an option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to the optionee. In the event such successor corporation, if any, refuses to assume or substitute options, as described above, pursuant to a transaction described above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the options will expire on a date at least 20 days after the Board gives written notice to the optionee specifying the terms and conditions of such termination.

     AMENDMENT AND TERMINATION OF THE STOCK OPTION PLAN. The Committee may amend or terminate the Stock Option Plan at any time and in any respect, including modifying the form of the grant or the exercise notice, except that the Committee cannot, without the approval of the stockholders of the Company, make changes which would require stockholder approval under the Internal Revenue Code. No amendment of the Stock Option Plan may adversely affect any outstanding option or unexercised portion thereof without the optionee's written consent.

     OUTSTANDING OPTIONS UNDER THE STOCK OPTION PLAN. The following information with respect to outstanding options under the Stock Option Plan is provided as of March 31, 1998. A total of 73 persons held options under the Stock Option Plan to purchase an aggregate of 1,763,776 shares of Common Stock, with a weighted average exercise price of $2.049 per share, and there were 59,347 shares of Common Stock available for future grants under the Stock Option Plan. Over the term of the Stock Option Plan, the following Named Executive Officers (as defined in "Executive Compensation," below) have been granted options to purchase shares of Common Stock under the Stock Option Plan: L. David Tomei, Ph.D., 418,800 shares; Donald A. Picker, 160,000 shares; Mark J. Tomei, 65,000 shares; Ian C. Bathurst, Ph.D., 8,525 shares; Michael C. Kiefer, Ph.D., 108,500 shares; and Samuil R. Umansky, M.D., Ph.D., D.S.C., 125,000 shares. Current executive officers as a group (including Shelli J. Geer and Lawrence Rosania, and excluding Mark Tomei and Ian Bathurst) have been granted options to purchase 987,300 shares. All employees as a group, other than executive officers whether or not issued, have been granted options to purchase 685,523 shares. In addition, the following directors and executive officers have been granted non-qualified stock options outside the Stock Option Plan (but on substantially the same terms as options under the plan): G. Kirk Raab, 250,000 shares; Donald Picker, 150,000 shares; and 40,000 shares each to Eugene Eidenberg, William Hambrecht, Neil Flanzraich, and John Kane. All of the foregoing outstanding options (whether or not issued under the Stock Option Plan) expire from 2003 to 2008 (subject to earlier termination if an optionee's relationship with the Company terminates).

     NEW PLAN BENEFITS. The amounts of future option grants under the Stock Option Plan to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 1997, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Stock Option Plan, such grants are made in the discretion of the Committee or its designees. Future option exercise prices under the Stock Option Plan are not determinable because they are based upon the fair market value of the Company's Common Stock on the date of grant.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Award; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     Sale of Option Shares. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, and the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

     Exercise with Stock. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned non-statutory option stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. Certain reduced capital gains rates apply if the shares are held for longer periods. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise with Stock. If an optionee tenders Common Stock to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are taxable to the optionee and are treated as newly acquired with a basis equal to their fair market value on the date of exercise.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

     Erisa Information. The Company believes that the Stock Option Plan is not subject to any of the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

     The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is generally treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a

Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

REQUIRED VOTE

     Approval of the amendment to the 1993 Stock Option Plan requires the affirmative vote of a majority of the votes cast by stockholders who are present or represented at a duly held stockholders meeting at which a quorum of the voting power is represented.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                   OF THE AMENDMENT TO THE STOCK OPTION PLAN.

                                   PROPOSAL 3

     APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE AMENDMENT

     At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 15,000,000 shares (the "Amendment"). The Company's Restated Certificate of Incorporation currently authorizes the issuance of 45,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share. In March 1998 the Board of Directors adopted a resolution approving an amendment to the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 60,000,000, subject to stockholder approval. Since the Company's Restated Certificate of Incorporation also authorizes 5,000,000 shares of Preferred Stock, the Amendment will have the effect of increasing the total number of shares of capital stock authorized for issuance from 50,000,000 to 65,000,000 shares. Stockholders are invited to read the Certificate of Amendment to the Restated Certificate of Incorporation (the "Certificate"), a copy of which can be obtained from the Company by contacting the Company at its corporate headquarters, Attention: Corporate Secretary.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     As of March 31, 1998, the Company had approximately 28,363,656 shares of Common Stock outstanding and no shares of Preferred Stock outstanding, and as of that date, the Company had approximately 2,049,850 shares of Common Stock reserved for issuance under options granted pursuant to the Company's stock option plans. The Company also had, as of such date, 1,689,958 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

     In addition to the foregoing, the Board considers it advisable to have additional authorized, but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible future financings, possible stock dividends, possible acquisitions, additional issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a stockholders' meeting, except as may be required by applicable laws or regulations. Other than for issuance under the Company's employee benefit plans and currently outstanding warrants and convertible securities, the Company has no specific plans for the issuance of additional shares of Common Stock.

     Under the Company's Restated Certification of Incorporation, the Company's stockholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile takeover attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

REQUIRED VOTE

     Approval of the Amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE
            AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 4

     RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
                    ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

     The Company has selected KPMG Peat Marwick LLP as its independent accountants to perform the audit of the Company's financial statements for 1998, and the stockholders are being asked to ratify such selection. Representatives of KPMG Peat Marwick LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the votes cast by stockholders who are present or represented at a duly held stockholders meeting at which a quorum of the voting power is represented is required to approve the appointment of the independent auditors.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer named in the summary Compensation Table under the caption "Executive Compensation" below and (iv) all directors and executive officers as a group.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT OF
                 NAME OF BENEFICIAL OWNER                    OWNERSHIP(1)   CLASS(%)(1)(2)
                 ------------------------                    ------------   --------------
Grace Brothers, Ltd. (3)...................................   5,145,034         18.14%
Kenneth R. McGuire(4)......................................   4,251,584         14.99%
  3000 North Clybourn, Hanger 34
  Burbank, CA 91505
William Hambrecht(5).......................................     571,429          2.01%
L. David Tomei, Ph.D.(6)...................................     474,999          1.65%
Mark J. Tomei(7)...........................................     422,098          1.48%
Ian Bathurst, Ph.D.(8).....................................     101,025             *
Eugene Eidenberg (9).......................................      47,582             *
Michael Kiefer, Ph.D.(10)..................................      42,412             *
Jack H. Watson, Jr.(11)....................................      50,000             *
Samuil Umansky, M.D., Ph.D., D.Sc.(12).....................      29,125             *
Donald H. Picker, Ph.D.(13)................................     122,700             *
Neil Flanzraich............................................
G. Kirk Raab(14)...........................................      66,666
Brian Brookover(15)........................................     150,000             *
All directors and executive officers as a group (14
  persons)(16).............................................   6,294,664         22.19%

---------------
  *  Represents beneficial ownership of less than one percent of the Common
     Stock.

 (1) Beneficial ownership is determined in accordance with Rule 13d-3. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Percentage of beneficial ownership is based on 28,363,656 shares of Common Stock outstanding as of March 31, 1998.

 (3) Based on the Schedule 13(g)(A) filed with the SEC on January 15, 1998 by Grace Brothers, Ltd.

 (4) Based on the Amended Forms 3 and 4 filed with the SEC on March 6, 1998 by Kenneth R. McGuire. Includes a warrant for 8,000 shares of Common Stock held by Mr. McGuire that is immediately exercisable.

 (5) Based on Form 4 filed with the SEC and February 2, 1998 by William
     Hambrecht.

 (6) Includes 40,000 shares held by Guarantee Trust Co. TTEEFBO L.D. Tomei and 7,709 shares subject to options exercisable within 60 days of March 31, 1998.

 (7) Includes 2,501 shares subject to options exercisable within 60 days of March 31, 1998, and 18,650, 30,000, and 30,000 shares held by Mr. Tomei as custodian for the benefit of Sophia A. Tomei, Frances F. Tomei and Andrew
     R. Tomei, respectively, Mr. Tomei's minor children.

 (8) Dr. Bathurst was Vice President, Manufacturing and Process Development of the Company before resigning in January 1998.

 (9) Includes 834 shares subject to options exercisable within 60 days of March 31, 1998. Also includes 35,000 shares held of record by the E. Eidenberg and A.C. Martin Revocable Trust.

(10) Includes 1,192 shares subject to options exercisable within 60 days of March 31, 1998.

(11) Includes 15,833 shares which vested immediately upon Mr. Watson's resignation from the Company.

(12) Includes 1,459 shares subject to options exercisable within 60 days of March 31, 1998.

(13) Includes 12,915 shares subject to options exercisable within 60 days of March 31, 1998.

(14) Includes 11,111 shares subject to options exercisable within 60 days of March 31, 1998.

(15) Based on Form 3 filed with the SEC on January 22, 1998 by Brian Brookover. Mr. Brookover is the Portfolio Manager of Grace Brothers, Ltd.

(16) Includes the shares stated to be subject to options exercisable within 60 days in footnotes (6), (7) and (9)-(14).

                  BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met seven times, including telephone conference meetings, during 1997, and acted by written consent three times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

     Standing committees of the Board include an Audit Committee, a Compensation Committee, and a Nominating Committee.

     Messrs. Hambrecht, Raab and Kane are the current members of the Company's Audit Committee. The Audit Committee met once during 1997. The Audit Committee reviews the Company's accounting practices, internal control systems and Securities and Exchange Commission ("SEC") filings. The Audit Committee also meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits.

     Messrs. McGuire, Eidenberg, Raab, and Brookover are the current members of the Company's Compensation Committee. The Compensation Committee met once during 1997. The Compensation Committee recommends compensation for officers and employees of the Company, grants options and stock awards under the Company's 1993 Stock Option Plan, as amended, and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

     Messrs. Eidenberg, Flanzraich, and Raab are the current members of the Company's Nominating Committee. The Nominating Committee was created at the March 1998 Meeting of the Board of Directors, and as such, did not meet during 1997. The Nominating Committee will be responsible for reviewing potential candidates for service on the Board of Directors.

                               EXECUTIVE OFFICERS

     The names of the present executive officers of the Company and certain information about them are set forth below:

       NAME OF EXECUTIVE OFFICER         AGE            PRINCIPAL OCCUPATION
       -------------------------         ---            --------------------
L. David Tomei, Ph.D...................  53    Chairman and Chief Executive Officer
Donald H. Picker, Ph.D.................  52    President and Chief Operating Officer
Shelli J. Geer, C.P.A..................  33    Chief Financial Officer, Secretary and
                                               Vice President, Finance and
                                                 Administration
Michael C. Kiefer, Ph.D................  45    Vice President, Molecular Biology
Samuil R. Umansky, M.D., Ph.D.,          56    Chief Scientific Officer and Vice
  D.Sc.................................        President, Molecular Pharmacology
Lawrence J. Rosania....................  47    Vice President, Regulatory and Clinical
                                                 Affairs

     Additional information with respect to Dr. Picker, Ms. Geer, Dr. Kiefer, Mr. Rosania and Dr. Umansky is set forth below. Information with respect to Dr. Tomei, is set forth above under "Directors/Nominees."

     Donald H. Picker, Ph.D. was appointed President and Chief Operating Officer in October 1996. Dr. Picker was Chief Operating Officer of Corvas International, Inc., a biotechnology company, from March 1996 to June 1996. Prior to that, Dr. Picker served as Senior Vice President, Research & Development, at Genta, Inc., an antisense technology company, from November 1991 to February 1996. Dr. Picker received a B.S. in chemistry from Brooklyn Polytechnic Institute and a Ph.D. in organic chemistry from the State University of New York at Albany.

     Shelli Geer was appointed Chief Financial Officer and Secretary in November 1997, and was appointed Vice President, Finance and Administration in October 1996. Ms. Geer was the Company's Controller from September 1994 through November 1997. Prior to joining the Company, Ms. Geer was an accountant with KPMG Peat Marwick LLP since July 1988, most recently as Audit Manager. Ms. Geer received a B.S. in Business Administration from California State University at Chico and is a Certified Public Accountant in the State of California.

     Michael C. Kiefer, Ph.D., was appointed Vice President, Molecular Biology of the Company in January 1996. He served as Senior Scientist of the Company from March 1993 to February 1995 and as a Director of Molecular Biology from March 1995 to January 1996. Prior to joining the Company, Dr. Kiefer was a Senior Scientist at Chiron, where he worked on the molecular biology of bone growth and differentiation factors and related processes from July 1987 to March 1993. Dr. Kiefer has published over 60 articles in the area of molecular biology. Dr. Kiefer received a B.S. in zoology and a Ph.D. in biochemistry from the University of California at Davis.

     Samuil R. Umansky, M.D., Ph.D., D.Sc., was appointed to be Chief Scientific Officer in August 1997, and has also been Vice President, Molecular Pharmacology since January 1996. From February 1993 to January 1996, he served as Director of Cell Biology. Prior to joining the Company, Dr. Umansky was a professor at the Institute of Biological Physics, the USSR Academy of Science from 1968 to 1993. In 1987, Dr. Umansky was awarded the Soviet State Prize for his work in the field of radiation treatment induced cell death and is recognized internationally for his research on apoptosis. He is a founder of the USSR Radiobiological Society and a member of the Radiological Scientific Council of the USSR Academy of Sciences. Dr. Umansky has published numerous articles in both Soviet and Western journals, including the first description of apoptosis-related DNA fragmentation. Dr. Umansky holds an M.D., a Ph.D., and a Doctorate of Science in radiation biology from the highest committee of Attestation of Scientists, awarded on the basis of his studies at the Institute of Biological Physics, the USSR Academy of Science.

     Lawrence J. Rosania was appointed Vice President of Regulatory and Clinical Affairs in February 1998. Before joining LXR, he had been Vice President, Regulatory Affairs, for Athena Neurosciences Inc. since 1996. Formerly, Mr. Rosania was Director, Regulatory Affairs and Quality Assurance for Novo Nordisk

Pharmaceuticals from 1992 to 1996. He was also Assistant Director, Worldwide Regulatory Affairs, for Bristol-Myers Squibb from 1988 to 1992, and Manager of Drug Regulatory Affairs for E.R. Squibb & Sons from 1986 to 1988. Mr. Rosania received a B.A. in biology from Temple University and a M.S. in chemistry from Drexel University.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiary during each of 1995, 1996 and 1997 by (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1997 and whose individual aggregate annual salary and bonus exceeded $100,000 (the persons referred to in clauses (i) and (ii) above are collectively referred to as the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                      COMPENSATION AWARD
                                                                   ------------------------
                                            ANNUAL COMPENSATION                  SECURITIES
                                            -------------------                  UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR     SALARY($)     BONUS($)      OPTIONS(#)
       ---------------------------          -----    ----------    --------      ----------
L. David Tomei, Ph.D.(1)..................  1997      $240,000     $40,000         58,800
  Chief Executive Officer                   1996       186,921     $80,000(1)     165,000
                                            1995       145,000          --        110,000
Donald H. Picker, Ph.D....................  1997      $225,000     $75,617(2)          --
  President & Chief Operating Officer       1996        48,606      15,000        310,000
Ian C. Bathurst, Ph.D.....................  1997      $120,000     $20,000         24,000
  Vice President, Manufacturing and         1996       104,370       3,300         15,000
  Process Development                       1995        92,472          --          6,000
Michael C. Kiefer, Ph.D...................  1997      $120,000     $15,000         20,000
  Vice President, Molecular Biology         1996        97,103       3,300         15,000
                                            1995        84,000          --         17,000
Samuil R. Umansky, M.D., Ph.D.,...........  1997      $120,000     $15,000         20,000
  D.Sc., Vice President, Molecular          1996        97,103       3,300         15,000
  Pharmacology                              1995        83,869          --         25,000
Mark J. Tomei.............................  1997      $145,000          --             --
                                            1996       145,000     $76,000         40,000
                                            1995       145,000          --         25,000

---------------
(1) Includes $40,000 paid in 1996 in connection with services rendered in 1995.

(2) Includes $12,704 in reimbursement for temporary travel and other expenses, $52,394 in rent and taxes, $2,308 in utilities and taxes, and $8,211 in moving expenses.

                               OPTION INFORMATION

     The following table sets forth further information regarding individual grants of stock options during fiscal 1997 to each Named Executive Officer. All such options were granted pursuant to the Stock Option Plan.

                          OPTION GRANTS IN FISCAL 1997
                               INDIVIDUAL GRANTS

                                            NUMBER OF          PERCENT OF TOTAL
                                      SECURITIES UNDERLYING    OPTIONS GRANTED     EXERCISE
                                         OPTIONS GRANTED       TO EMPLOYEES IN       PRICE      EXPIRATION
                NAME                         (#)(1)             FISCAL 1997(2)     ($/SH)(3)     DATE(4)
                ----                  ---------------------    ----------------    ---------    ----------
L. David Tomei, Ph.D................         58,800                  13.8            1.875       8/12/07
Ian C. Bathurst, Ph.D...............         24,000                   5.7            1.875       8/12/07
Michael C. Kiefer, Ph.D.............         20,000                   4.7            1.875       8/12/07
Samuil R. Umansky,
  M.D., Ph.D., D.Sc.................         20,000                   4.7            1.875       8/12/07
Donald Picker.......................             --                    --               --            --
Mark Tomei..........................             --                    --               --            --

---------------
(1) Generally, options granted on or after March 11, 1996 become exercisable with respect to 25% of the shares after one year from date of grant and with respect to 2.083% of the shares for each full month thereafter that the optionee renders services to the Company.

(2) The Company granted options to purchase 424,550 shares of the Company's Common Stock to employees in 1997.

(3) Stock options are awarded with an exercise price equal to the Fair Market Value of the Company's Common Stock on the date of grant, which is defined in the Stock Option Plan as the closing price of the Company's Common Stock on the American Stock Exchange on the last trading day before the date of grant.

(4) Options generally expire ten years from the date of grant or at the time of the optionee's termination of employment or consulting relationship with the Company.

     In addition to the above options granted to Named Executive Officers in fiscal 1997, the Company granted options to purchase a total of 310,000 shares to Donald H. Picker, Ph.D. in October 1996, when Dr. Picker joined the Company as President and Chief Operating Officer. Such options were exercisable at $2.0625 per share, expire on October 13, 2006 and represent 44.7% of the total options granted to employees of the Company in fiscal 1996. Options to purchase 160,000 shares were granted as ISOs under the Stock Option Plan, and options to purchase 150,000 shares were granted outside of the Stock Option Plan but have the same terms as options granted under the Stock Option Plan.

     The following table sets forth certain information concerning the number and aggregate value of unexercised options held at December 31, 1997 by each Named Executive Officer. There were no option exercises during 1997 by any Named Executive Officer.

                       OPTION VALUES AT DECEMBER 31, 1997

                                                NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                           OPTIONS AT FISCAL YEAR-END(#)          AT FISCAL YEAR-END(1)($)
                                          --------------------------------    --------------------------------
                  NAME                     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                  ----                    -------------    ---------------    -------------    ---------------
L. David Tomei, Ph.D. ..................     255,727           163,073           215,598            58,802
Ian C. Bathurst, Ph.D. .................       8,113            36,887             2,728            16,021
Michael C. Kiefer, Ph.D. ...............      12,933            39,067             3,029            12,658
Samuil R. Umansky, M.D., Ph.D., D.Sc....      25,194            43,306            26,427            19,754
Donald H. Picker, Ph.D. ................      90,414           219,586            28,254           302,374
Mark Tomei..............................      25,832            39,168             9,374            13,125

---------------
(1) Calculated on the basis of the closing price of the Company's Common Stock on the American Stock Exchange on December 31, 1997 ($2.375 per share).

                           COMPENSATION OF DIRECTORS

     During 1997, Mr. Watson received $500 for Board meetings attended in person, and Mr. Eidenberg was compensated in the amount of approximately $28,000 for services as Board member and consultant to the Company. Dr. Tomei, Dr. Picker, Mr. McGuire, Mr. Flanzraich and Mr. Tomei did not receive any additional compensation for their services as directors. See "Executive Compensation" above for information with respect to compensation paid during 1997 to Dr. Tomei, Donald Picker and Mr. Tomei. See "Compensation and Severance Agreements" below for information with respect to compensation paid to Dr. Picker. In addition, each director was reimbursed for actual business expenses incurred in attending each Board meeting. Each outside director also receives an annual option grant to purchase 5,000 shares of Common Stock pursuant to the Company's 1993 Directors Stock Option Plan as a result of his appointment and subsequent service as a director. Each person who becomes Chairman of the Board in the future will receive an additional, one-time option grant to purchase 10,000 shares of Common Stock as of the date such person becomes Chairman of the Board. Further, the Board has decided to grant each director who is not an employee or substantial stockholder an option to acquire 40,000 shares upon joining the Board; the Board has also decided to grant every director an additional 10,000 options at the end of each full year of service on the Board. The Company intends to grant such options outside of the 1993 Stock Option Plan but will have substantially the same terms as the options granted under the 1993 Stock Option Plan.

                     COMPENSATION AND SEVERANCE AGREEMENTS

     In October 1996, the Company entered into an employment agreement with Donald H. Picker, Ph.D., its President and Chief Operating Officer. Under the agreement, Dr. Picker received an initial annual salary of $225,000 and one-time recruitment bonus of $15,000. Dr. Picker also received an option to purchase 310,000 shares of the Company's Common Stock. Options to purchase 160,000 shares were granted under the Stock Option Plan, and options to purchase 150,000 shares were granted outside of the Stock Option Plan but have the same terms as options granted under the Stock Option Plan. See "Option Information" above. The Company has agreed to cover Dr. Picker's relocation costs and miscellaneous expenses during the transition period. Dr. Picker has agreed to reimburse the Company for all or a portion of the relocation expenses and the recruitment bonus if he voluntarily terminates his employment with the Company within two years. The Company has also agreed to provide Dr. Picker with a home loan of $175,000, which may be forgiven over an eight year period in the amount of $25,000 per year beginning December 31, 1997, subject to certain conditions. As of December 31, 1997, the Company had advanced $175,000 under this agreement, of which $25,000 was forgiven in January 1998. In addition, during fiscal year 1997, the Company paid $8,217 toward moving expenses, and $67,400 toward Dr. Picker's temporary living expenses under this agreement. The balance of the loan will become due and payable if Dr. Picker resigns or is terminated for cause.

     If the Company terminates Dr. Picker without cause, he will be entitled to receive severance equal to one year's salary.

     In November 1996, the Company amended the existing employment agreement with L. David Tomei, Ph.D., the Company's Chief Executive Officer (the "Employment Agreement"). The Employment Agreement, which supersedes Dr. Tomei's previous employment agreement with the Company, has a term of three years and provides for base compensation to Dr. Tomei in the amount of $240,000, effective as of January 1, 1997. In addition, the Employment Agreement provides that Dr. Tomei will be eligible for an annual cash bonus of $40,000 based on achievement of specific annual goals established by Dr. Tomei and the Board and annual stock option awards in connection with the Board's annual review of the Company's performance. Either the Company or Dr. Tomei may terminate the Employment Agreement upon 30 days' notice. If the Company terminates the Employment Agreement without cause, Dr. Tomei is entitled to severance compensation in the amount of twice his annual compensation. In connection with the Employment Agreement, the Company granted Dr. Tomei a $40,000 bonus and, as of August 13, 1997, granted Dr. Tomei an option to purchase 58,800 shares of the Common Stock pursuant to the terms of the Stock Option Plan, exercisable at $1.8750 per share.

     On January 1, 1995, the Company entered into an Independent Consultant Agreement with Mark J. Tomei (the "Consultant Agreement"). The Consultant Agreement, which superseded Mr. Tomei's previous employment agreement with the Company, had a term of five years and provided for compensation to Mr. Tomei in the amount of $145,000 per year. In February 1998 the Consultant Agreement was terminated and, in accordance with the terms of the agreement, the Company agreed to a severance package consisting of Common Stock and cash valued at approximately $290,000.

     On February 13, 1998, the company entered into a consultant agreement (the "Consultant Agreement") with G. Kirk Raab, which provides for compensation consisting of an option to purchase 250,000 shares of Common Stock (the "Stock Option"). According to the vesting schedule in the Consultant Agreement, 1/5 of the shares vested on the close of business of the effective date of the Consultant Agreement (the "Effective Date"), and thereafter the remaining stock will vest at a rate of 1/36 per month for every month. If the Company enters into a cooperative development agreement or other strategic alliance with a significant pharmaceutical or biotechnology company relating to one or more of the Company's products, and the Board of Directors determines that the consultant contributed to the development in some significant way, then 100,000 shares of the Stock Option vest immediately.

                              CERTAIN TRANSACTIONS

COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

     For information concerning compensation and severance agreements between the Company and each of certain executive officers, see "Executive Compensation" and "Compensation and Severance Agreements" above.

FINANCING TRANSACTIONS

     In December 1997 and January 1998, the Company sold 5,714,286 shares of common stock at $1.75 per share through a series of private placement offerings (the "Private Placements"), aggregating $10 million in total gross proceeds and approximately $9.4 million in net proceeds. In February 1998, the Company sold to William R. Hambrecht an additional 571,429 shares of the Company's Common Stock through a private placement offering at a price of $1.75 per share. As a result of the Private Placements, Grace Brothers, Inc. increased its share of the Company's Common Stock to 5,145,034 shares, representing approximately 18.14% of the Company's outstanding shares; additionally, in connection with the Private Placements, Grace Brothers,

Inc., a substantial stockholder, received the right to appoint one member of the Board of Directors. As a result, Brian Brookover was appointed to the Board of Directors in January, 1998.

LITIGATION-RELATED MATTERS

     The Company and five of its past or present directors and officers are named as defendants in Katz vs. Blech, ("Katz") and Degulis vs. LXR Biotechnology Inc., et al. ("Degulis"). One of the five, Mark Germain, the former Chairman of the Company and a former managing director of D. Blech & Company, Incorporated, is named as a defendant in the above two cases and also in In re Blech Securities Litigation, ("In re Blech"). In addition, L. Scott Minick, a former director and former officer of the Company, James D. Coombs, a former director and former officer, and Mark J. Tomei, a director and former officer, are defendants in Katz and Degulis; and Christopher Henney, a former director, is a defendant in Katz. The Company was previously named as a defendant in In re Blech but was dismissed by the Court on June 6, 1996.

     All three cases are brought on behalf of classes of persons purchasing common shares of the Company prior to September 21, 1994, and assert claims arising out to the Company's Initial Public Offering and subsequent trading of those shares. The suits allege violations of Sections 11 and 12 of the Securities Act of 1933 and Sections 10(b) and 20 of the Exchange Act of 1934, including misrepresentations and omissions in connection with the Initial Public Offering and manipulation of share prices. The suits also allege common law claims for fraud and deceit and seek punitive damages. The complaints allege that defendants, including the Company and the defendant directors and officers, failed to disclose in securities filings connected with the Initial Public Offering, the leveraged financial condition of the Company's underwriter, D. Blech & Co., and its principal, David Blech. The suits further allege that defendants failed to disclose that D. Blech & Co. would act as principle market maker for the Company's shares following the Initial Public Offering, and that
D. Blech & Co.'s extended financial commitments would affect its ability to maintain a market for the Company's shares. The suits also allege that defendants assisted or acquiesced in a post-offering scheme to manipulate the market for the Company's shares and artificially inflate share prices. Document discovery is largely completed and depositions are underway. Under the current scheduling order, no deadline for completion of discovery is presently set and no trial date is set.

     None of the complaints in Katz, Degulis or In re Blech states a claim for a specific amount of monetary damages. The complaint in In re Blech seeks damages and interest as provided by law, costs and expenses of litigation, attorneys fees, expert fees, other costs and disbursements, and such other relief as may be just and proper. The complaint in Katz seeks rescission, an award of compensatory damages, fees, costs and expenses including expert fees, and such other relief as the court deems proper. The complaint in Degulis seeks compensatory damages including rescissionary damages, interest, punitive damages, counsel fees and other costs of suit, a constructive trust over the proceeds of the offering, and such other and further relief as the Court deems just and proper.

     The Company has agreed to indemnify and/or advance defense costs to each of the current or former officers and directors who are named as defendants in the litigation. A demand by the independent underwriter for contractual indemnity has been denied. Such denial is subject to contest by the underwriter. The Company and the underwriter have entered into a tolling agreement whereby the Company agreed that the running of any statute of limitations applicable to claims of the underwriter against the Company would be tolled until the earlier of June 30,1998 or the termination of the tolling agreement.

     The Company maintains officers and directors liability insurance under policies providing aggregate coverage totaling $3 million, which cover (i) the Company for amounts spent indemnifying directors and officers or (ii) directors and officers directly if the Company fails to indemnify them. The policies do not provide coverage to the Company itself with respect to its own defense costs and liability. The Company and its insurance carriers are currently involved in disputes relating to the deductibles and exclusions under the policies. Whether or to what extent insurance covers any settlement or judgment in the above litigation will depend on the outcome of the disputes. The Company's primary level of directors and officers liability insurance carrier has tentatively agreed to provide coverage. On November 4, 1997, the Company's first level excess insurer denied coverage based on the related party transactions exclusion in its policy. The Company reserves the right to contest this denial of coverage. As a result, the Company cannot predict, at this time, the amount of any insurance reimbursement that will be obtained. For the years December 31, 1997, 1996 and 1995, the Company incurred expenses of approximately $140,000, $111,000 and $39,000, respectively, relating to this litigation. To date the Company has received no reimbursement for these expenses. The failure of the Company to obtain reimbursement for the amounts spent defending the indemnified defendants, along with the Company's own defense costs and any judgment or settlement payable by the Company, could have a material adverse effect on the Company's, cash flows, results of operations and financial condition.

     The Company denies any wrongdoing and is defending the above cases vigorously. While it is possible that the litigation may have a material adverse financial impact on the Company, uncertainty as to whether any material judgment or settlement will result, and the possibility that some portion of any settlement or judgment may be covered by insurance, make it impossible to predict at this time whether the litigation will have a material adverse financial impact on the Company. An adverse judgment or settlement could have a material adverse effect on the Company.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 8, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the American Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year.

                             ADDITIONAL INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 1997 is being mailed with this Proxy Statement to stockholders of the Company.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                             LXR BIOTECHNOLOGY INC.



                             1993 STOCK OPTION PLAN



                           As adopted May 20, 1993 and
                         amended through March 16, 1998

1. PURPOSE. This 1993 Stock Option Plan ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of LXR Biotechnology Inc., a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 17 of this Plan.

2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), or
(b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock, $0.0001 par value per share, of the Company.

3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 3,049,850 Shares, subject to adjustment as provided in this Plan. "Named Executive Officers" (as that term is defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, (the "Exchange Act") shall each be eligible to receive up to an aggregate maximum of 333,333 Shares over the term of the Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. ELIGIBILITY. Options may be granted to employees, officers, directors, consultants, independent contractors and advisers (provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 14) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. The Company may also, from time to time, substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in replacement of the option assumed by the Company, or (b) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

         5.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

         5.2 Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

         5.3 Exercise Price. The exercise price of an Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than l0% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted.

         5.4 Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

         5.5 Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

         5.6 Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of Optionee only by Optionee; provided, however, that NQSOs held by officers or directors of the Company or other persons whose transactions in the Company's common stock are subject to Section 16(b) of the Exchange Act may be transferred to such family members, trusts and charitable institutions as the Committee, in its sole discretion, shall approve at the time of the grant of such Option.

         5.7 Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

6. EXERCISE OF OPTIONS.

         6.1 Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

         6.2 Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion and where permitted by law: (a) by cancellation of indebtedness of the Company to the Optionee; (b) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (c) by waiver of compensation due or accrued to Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

         6.3 Withholding Taxes. The Optionee shall pay to the Company promptly upon exercise of an option or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee, in its discretion, determines to result upon exercise of an Option or from transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or Shares of Common Stock acquired in connection with an Option. Where approved by the Committee in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.

         6.4 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

                  6.4.1 If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability, Optionee may exercise such Optionee's Options to the extent (and only to the extent) that they would have been exercisable upon the date of termination, within ninety (90) days after the date of termination (or such shorter time period as may be specified in the Grant).

                  6.4.2 If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee, Optionee's Options may be exercised to the extent (and only to the extent) that they would have been exercisable by Optionee on the date of termination, by Optionee (or Optionee's legal representative) within twelve (12) months after the date of termination (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options; provided that in the event of termination due to disability, other than as defined in Section 22(a)(3) of the Internal Revenue Code, as amended, any ISO which remains exercisable after 90 days after the date of termination shall be deemed a NQSO.

                  6.4.3 The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

                  6.4.4 In the case of an Optionee who is a director, independent consultant or adviser, the Committee will have the discretion to determine whether Optionee is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

                  6.4.5 The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

                  6.4.6 An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of exercise. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

7. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party. Further, at the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right to repurchase a portion of or all Shares held by an Optionee upon Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company, for any reason within a specified time as determined by the Committee at the time of grant at Optionee's original purchase price, the Fair Market Value of such Shares or a price determined by a formula or other provision set forth in the Grant.

8. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under
Section 5.3 of this Plan for Options granted on the date the action is taken to reduce the exercise price; and provided that the exercise price per Share may not be reduced below the par value per Share.

9. STOCK OWNERSHIP; FINANCIAL STATEMENTS. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. However, the Company shall provide to each Optionee, during the period for which Optionee has one or more Options outstanding, copies of the financial statements of the Company, consisting of, at a minimum, a balance sheet and an income statement, at least annually. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assume their access to equivalent information.

10. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors (the "Board") or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

12. ASSUMPTION OF OPTIONS BY SUCCESSORS.

         12.1 Assumption or Substitution. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Optionees), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed or replaced by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

         12.2 Expiration. In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Section 12.1 above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Grant, expire on (and, in the case of a transaction described in Subsection 12.1(a) above, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Options at the original purchase price of such Shares, such right shall terminate on), a date at least 20 days after the Board gives written notice to Optionees specifying the terms and conditions of such termination.

         12.3 Additional Provisions. Subject to the foregoing provisions of this
Section 12, in the event of the occurrence of any transaction described in
Section 12.1, any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction".

13. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the shareholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that Stockholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate.

14. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). If two or more members of the Board are Nonemployee Directors, the Committee will be comprised of at least two (2) members of the Board, all of whom are Nonemployee Directors. As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not officers or directors of the Company or other persons whose transactions in the Company's common stock are subject to Section 16(b) of the Exchange Act.

15. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years after the date on which this Plan is adopted by the Board.

16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of grant, exercise agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

         17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         17.4 "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the Nasdaq National Market, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate).

         17.5 "Nonemployee Director" shall mean any person who is a member of the Board but is not an employee of the Company or an Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not itself constitute employment for purposes of this definition.



                                      ####

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.



LXR BIOTECHNOLOGY INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 11, 1998

The undersigned hereby appoints L. David Tomei and Shelli Geer, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of LXR Biotechnology Inc. (the "Company") to be held at 10:00 a.m. on Thursday, June 11, 1998, at the Company's offices located at 1401 Marina Way South, Richmond, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:



        PROPOSAL 1.  ELECTION OF DIRECTORS.

         { }   FOR all nominees listed       { }   WITHHOLD AUTHORITY to vote
               below (except as indicated          for all nominees listed below
               to the contrary below)
Nominees:
               L. David Tomei                Neil Flanzraich
               John Kane                     Brian Brookover
               Eugene Eidenberg              G. Kirk Raab
               William R. Hambrecht          Kenneth R. McGuire

Instruction:     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:



PROPOSAL 2. AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN TO INCREASE THE
     NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,200,000 SHARES, FROM 1,849,850 SHARES TO 3,049,850 SHARES.


          { }  FOR           { }  AGAINST        { }  ABSTAIN

PROPOSAL 3. AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
     INCREASE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK FROM 45 MILLION SHARES TO 60 MILLION SHARES.


          { }  FOR           { }  AGAINST        { }  ABSTAIN


PROPOSAL 4. RATIFYING THE SELECTION OF KPMG/ PEAT MARWICK LLP AS THE INDEPENDENT
     ACCOUNTANTS.


          { }  FOR           { }  AGAINST        { }  ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TEN NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LXR BIOTECHNOLOGY INC.

                                          Signature(s) of stockholder(s):

                                          Dated __________________________, 1998

                                          ______________________________________
                                          Signature (print title, if applicable)

                                          ______________________________________
                                          Signature (print title, if applicable)

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Please check the following box if you plan to attend the meeting:  / /


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.